UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 14, 2003

Date of Report (Date of earliest event reported):

LNR PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13223	65-0777234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Washington Avenue, Suite 800, Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

(305) 695-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure.

On October 14, 2003, LNR Property Corporation issued a press release (the “Press Release”) announcing that it expects to offer at least $275 million of new ten year Senior Subordinated Notes to qualified institutional buyers. The Company also announced that it expects to launch a tender offer for all of its outstanding 10½% Senior Subordinated Notes due 2009, and to use at least a portion of the proceeds from the sale of the new Senior Subordinated Notes to pay for the tendered 10½% Notes. A copy of the Press Release is filed as an exhibit to this report.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Document
99.1	Press Release issued by LNR Property Corporation on October 14, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2003

By:		/s/ Shelly Rubin

	Name:	Shelly Rubin
	Title:	Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release issued by LNR Property Corporation on October 14, 2003.

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